UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 23, 2007
GLOBAL INDUSTRIES, LTD.
(Exact name of registrant as specified in its charters)

Louisiana (State or Other Jurisdiction of Incorporation or Organization)	0-21086 (Commission File Number)	72-1212563 (I.R.S. Employer Identification No.)

8000 Global Drive P.O. Box 442, Sulphur, LA (Address of Principal Executive Offices)	70665 70664-0442 (Zip Code)
Registrant’s Telephone Number, including Area Code: (337) 583-5000
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 OTHER EVENTS
     On July 23, 2007, Global Industries, Ltd. (the “Company”) issued two press releases, one related to its plan to offer $325 million of Senior Convertible Debentures issued pursuant to Rule 135c of the Securities Act of 1933 (the “Securities Act”), and one related to the pricing of its $325 million 2.75% Senior Convertible Debentures due 2027. The offering was made by means of a private placement pursuant to Rule 144A under the Securities Act. The Company has granted a 30-day option to the initial purchasers to purchase up to an additional $50.0 million aggregate principal amount of debentures.
     A copy of each press release is attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, to this Report and is incorporated by reference into this Item 8.01.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.
99.1	Global Industries, Ltd. press release, dated July 23, 2007, related to the offering of $325 million Senior Convertible Debentures.

99.2	Global Industries, Ltd. press release, dated July 23, 2007, related to the pricing of $325 million of its 2.75% Senior Convertible Debentures due 2027.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INDUSTRIES, LTD.
Date: July 25, 2007	By:	/s/ PETER S. ATKINSON
Peter S. Atkinson
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

99.1	Global Industries, Ltd. press release, dated July 23, 2007, related to the offering of $325 million Senior Convertible Debentures.

99.2	Global Industries, Ltd. press release, dated July 23, 2007, related to the pricing of $325 million of its 2.75% Senior Convertible Debentures due 2027.